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                                  EXHIBIT 99
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                       CERTIFICATION OF PERIODIC REPORT

I, Michael J. Smith, Chief Executive Officer and Chief Financial Officer of Drummond Financial Corporation (the "Registrant"), certify pursuant to
Section 906 of the SARBANES-OXLEY ACT OF 2002, 18 U.S.C. Section 1350, that:

     (1) the Annual Report of the Registrant for the fiscal year ended June 30, 2002 (the "Report") fully complies with the requirements of
          Section 13(a) of the SECURITIES EXCHANGE ACT OF 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: October 24, 2002

                                                  /s/ Michael J. Smith
                                                  ---------------------------
                                                  Michael J. Smith
                                                  Chief Executive Officer and
                                                  Chief Financial Officer